Exhibit 99.1

Press Release

FOR RELEASE:    November 30, 2021

Apogee Enterprises Hosts Investor Day and Announces Three-Year Financial Targets

•	Outlines strategy to drive profitable growth by building differentiated businesses with stronger execution

•	New three-year financial targets include significant margin expansion, above-market growth, and higher return on invested capital

MINNEAPOLIS, MN, November 30, 2021 – Apogee Enterprises, Inc. (Nasdaq: APOG) today will host its 2021 Investor Day, which will include presentations by Chief Executive Officer Ty Silberhorn, and other members of the executive leadership team. During the presentations, Apogee’s leadership team will discuss their strategic framework for driving profitable growth and improving return on invested capital over the next three years. The presentations will be followed by a question-and-answer session with management.

The company is also announcing new three-year financial goals, which include:

•	Return on invested capital (ROIC) greater than 12%

•	Operating margin greater than 10%

•	Revenue growth greater than 1.2 times the growth of the non-residential construction market

“Following a deep strategic review of our business, we have a roadmap to deliver profitable growth and improved returns,” said Ty R. Silberhorn, Apogee’s Chief Executive Officer. “Our strategy is centered around three pillars, including becoming the economic leader in our target markets, actively managing the portfolio to drive higher margins and ROIC, and strengthening our core capabilities to enable improved execution. We are excited about the opportunities we see ahead of us to deliver significantly improved financial performance and look forward to providing more insight on our plans during today’s investor day.”

The event will begin at 9:00 a.m. ET today, November 30, 2021, and is expected to conclude at approximately 11:30 a.m. ET. A live webcast of the event and the presentation materials will be available in the Investors section of the company’s website, https://www.apog.com/investor-relations. A replay will be available shortly after the conclusion of the event.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

About Apogee Enterprises, Inc.

Apogee Enterprises, Inc. (Nasdaq: APOG) delivers distinctive solutions for enclosing commercial buildings and framing art. Headquartered in Minneapolis, MN, we are a leader in architectural products and services, providing architectural glass, aluminum framing systems and installation services for buildings, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures

Return on average invested capital (“ROIC”) is a non-GAAP financial measure that we define as operating income (adjusted for certain items that are unusual in nature or whose fluctuations from period to period do not necessarily correspond to changes in the operations of the company) after tax, divided by average invested capital. We believe this measure is useful in understanding operational performance and capital allocation over time.

This measure is not calculated in accordance with generally accepted accounting principles (“GAAP”). Certain information necessary to calculate this measure on a GAAP basis is dependent on future events, some of which are beyond our control, and cannot be predicted without unreasonable efforts. This non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently from us, thereby limiting the usefulness of the measure for comparison with others.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the company , including the following: (A) uncertainty regarding the potential impacts and duration of the COVID-19 pandemic; (B) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the condition of the U.S. economy, which impact our large-scale optical segment; (C) fluctuations in foreign currency exchange rates; (D) actions of new and existing competitors; (E) ability to effectively utilize and increase production capacity; (F) departure of key personnel and ability to source sufficient labor; (G) product performance, reliability and quality issues; (H) project management and installation issues that could affect the profitability of individual contracts; (I) changes in consumer and customer preference, or architectural trends and building codes; (J) dependence on a relatively small number of customers in certain business segments; (K) revenue and operating results that could differ from market expectations; (L) self-

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

insurance risk related to a material product liability or other event for which the company is liable; (M) dependence on information technology systems and information security concerns; (N) cost of compliance with and changes in environmental regulations; (O) fluctuations in the availability and cost of materials used in our products and the impact of trade; (P) integration of recent acquisitions and management of acquired contracts; (Q) impairment of goodwill or indefinite-lived intangible assets; (R) our ability to effectively develop and execute our enterprise transformation and strategy initiatives; (S) increases in costs related to employee health care benefits; and (T) risks that anticipated results from business restructuring initiatives will not be achieved, implementation of cost-saving and business restructuring initiatives may take more time or cost more than expected, the anticipated cost savings may be materially less than anticipated, and the restructuring may result in disruption in delivery of services to our customers. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results, performance, prospects, or opportunities. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2021 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact:

Jeff Huebschen

Vice President, Investor Relations & Communications

952.487.7538

ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com